                              SETTLEMENT AGREEMENT


     THIS SETTLEMENT AGREEMENT (the "Agreement") is entered into the 26 day of June, 1996 among the following parties (collectively referred to herein as the "Parties"):

     1.   Utah Resources International, Inc., a Utah corporation ("URI").

     2.   John H. Morgan, Jr. ("JH Morgan").

     3.   Daisy R. Morgan ("DR Morgan").

     4.   Inter-Mountain Capital Corp. ("Inter-Mountain").

     5.   John Fife ("Fife").

                                R E C I T A L S :

     A. The Parties are involved in various disputes and controversies involving the operation, management, ownership of and business activities of URI, including, but not limited to, matters which are the subject of the State Action and the Federal Action (collectively, the "Pending Litigation").

     B. A shareholders derivative action captioned as ERNEST MUTH, ET AL. V. JOHN H. MORGAN, JR. ET AL., was filed as Civil Number C-87-1632 in the Third Judicial District Court of Salt Lake County, Utah (the "State Action").

     C. A settlement agreement was entered into in the State Action on April 6, 1993 (the "1993 Settlement Agreement").

     D. Subsequently, URI brought an action to enforce the 1993 Settlement Agreement in the State Action which resulted in certain findings of fact and conclusions of law and an order enforcing the Settlement Agreement entered by Judge Michael R. Murphy on October 4, 1995 (the "Murphy Order"). The Murphy Order has been appealed by JH Morgan and DR Morgan and cross-appealed by URI.

     E. An Order to Show Cause has been filed in the First State Court Action by URI against JH Morgan, DR Morgan, and others, which is pending.

     F. A shareholders derivative action captioned as UTAH RESOURCES INTERNATIONAL, INC. V. MARK G. JONES, ET AL., was filed as Case Number 2:96 CV 427C in the United States District Court for the District of Utah, Central Division (the "Federal Action"), which is pending.

     G. On April 5, 1996 URI entered into a letter of intent with IMC to sell a controlling interest in URI to IMC upon terms and conditions set forth therein (the "IMC Letter of Intent"). The IMC Letter of Intent is modified pursuant to the terms and conditions of this Agreement. Fife is the sole shareholder of IMC.

     H. The Parties believe this Agreement is fair to and in the best interest of URI and all shareholders of URI.

     I. The Parties have agreed to compromise and settle all of their disputes and claims known or unknown, now existing or hereafter accruing, including, but not limited to, those which are the subject of the Pending Litigation, upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

     1. Unless otherwise provided, the following events shall occur at Closing (as defined herein):

          a. The Parties agree they will use best efforts following the Closing to petition the Court in the State Action to terminate the 1993 Settlement Agreement. Pending such termination, the Parties agree the 1993 Settlement Agreement and the Murphy Order shall continue in accordance with their respective terms and provisions.

          b. The closing of the transactions contemplated herein ("Closing") shall occur at the offices of Robinson & Sheen in Salt Lake City, Utah, no later than 10 days from the date of this Agreement.

          c. Except for those matters specifically set forth in this Agreement which create continuing future rights and obligations of the Parties, the Parties hereto, and each of them, for themselves, their respective predecessors, subsidiaries, controlled and affiliated corporations and entities, past and present, as well as the respective directors, officers, stockholders, partners, agents, attorneys, servants, and employees, past and present, and affiliates or nominees of parties (as defined under the Securities Act of 1933), heirs, assigns, predecessors and successors in interest, and each of them, effective upon execution of this Agreement, hereby acknowledge full and complete satisfaction of, and do hereby release and discharge and covenant not to sue the other of them, including their respective heirs, assigns and successors in interest, parents, predecessors, subsidiaries, controlled and affiliated corporations and entities, past and present, as well as the respective directors, officers, stockholders, partners, agents, attorneys, servants, and employees, past and present, and affiliates or nominees of parties (as defined under the Securities Act of 1933), and each of them, from any and all claims, demands, and causes or sources of action of whatever kind or nature, known or unknown, suspected or unsuspected, including all rights of and claims for contribution and indemnification, and judgments, which any of them now owns or holds or has at any time heretofore owned or held through the date of the execution of this Agreement against any of the other of them, including, but not limited to, those which: (i) are or could have been alleged or set forth in any of the pleadings, any interlocutory or final orders, rulings, file, or papers in the Pending Litigation; or (ii) arising out of, or are related to, or are in any way connected directly or indirectly with any transactions, occurrences, acts or omissions set forth, or facts alleged, in the papers on file in the Pending Litigation. This provision shall receive the broadest possible interpretation as a general and complete release.

          d. The Parties agree that JH Morgan shall recover from URI the total amount of the monetary judgment collected from him by URI pursuant to the Murphy Order and that all amounts covered by the Order
     Re: Stay of Execution and Acceptance of Undertaking under the Murphy Order shall be released.

          e. The Parties agree that JH Morgan shall be appointed "Founder and Chairman Emeritus" of URI, and that an acceptable job description shall be established for JH Morgan, and the Parties shall take all actions necessary to maintain JH Morgan in his position for the rest of his life.

          f. The Parties agree that JH Morgan, beginning as soon as practicable but no later than one year after the date hereof, shall be compensated for services he shall thereafter perform for URI, in amounts agreed upon between JH Morgan and the Company and Fife, established through good faith negotiations and in consultation with Dr. Arben O. Clark, or someone of similar expertise, taking into account Mr. Morgan's duties, the Company's then financial condition and future prospects, and all other factors deemed appropriate.

          g. JH Morgan covenants and agrees to use his best efforts to resolve all remaining disputes of whatever kind or nature, known or unknown, suspected or unsuspected, including claims on accounts, between Morgan Gas Oil Co. and URI.

     2.   REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

          a. The corporate Parties, URI, and IMC represent and warrant that they are validly existing and in good standing in the state of their organization and have the full legal right, power and authority to execute and deliver this Agreement and to carry out all transactions contemplated herein. Each individual signing this Agreement on behalf of a corporation, partnership, trust, or other entity, represents and warrants that he or she has the authority to do so.

          b. All Parties represent and warrant that they have negotiated at arms-length with a view to arriving at a fair and equitable settlement of their differences.

          c. All Parties represent and warrant that, to the best of their belief, the terms of this Agreement are fair to and in the best interests of URI and its shareholders.

          d. All Parties covenant that no actions of any kind shall be undertaken by the Parties to affirmatively prosecute the Pending Litigation, nor will the Parties instigate any new legal proceedings against any of the other Parties.

     3. This Agreement has been freely and voluntarily executed by all Parties hereto after having been apprised of all relevant information and having been represented by counsel. No party hereto has relied upon any inducements, promises or representations made by any other party or other party's attorney, other than those specifically set out in this Agreement, which constitutes the entire, integrated understanding among the Parties.

     4. Each party agrees to perform such other further acts and to execute and deliver such further documents as may be necessary to effectuate the purposes of this Agreement.

     5. The Parties hereto, and each of them, acknowledge that this Agreement is the compromise and settlement of the claims and demands which are denied and contested and nothing contained herein shall be construed as an admission of their validity or invalidity against the interests of the Parties hereto, or any of them, except that this disclaimer does not affect the validity or truthfulness of the affirmative statements, admissions, affidavits, filings, notices, and writings made and agreed to be made under the terms of this Agreement.

     6. Except as to continuing covenants and obligations set forth in the 1993 Settlement Agreement and the Murphy Order, all claims, rights, causes of action, or defenses of the Parties raised in the Pending Litigation are herewith merged into and fully resolved as a part of this Agreement.

     7. All Parties to this Agreement have read and fully comprehend and understand the terms and provisions of this Agreement and of the ancillary exhibits and documents incorporated herein. All Parties have been advised by legal counsel who presently represent them in connection with this settlement as to the content, meaning and execution of this Agreement. All Parties to this Agreement have voluntarily and without coercion signed the same and understand and agree to each and every paragraph hereof.

     8. Each of the Parties hereto individually covenants and agrees that he or she will not directly or indirectly attempt in any way to defeat or interfere with any of the goals or intentions of this Agreement at any time after the date hereof nor shall any Party hereto solicit or seek to solicit any person to challenge any provision hereof or to file suit comparable to any suit dismissed hereunder. This covenant of good faith shall be central to this Agreement and any Party damaged by a breach thereof shall be entitled to all remedies available at law or in equity as well as a recovery of reasonable attorney's fees and costs.

     9.   GENERAL PROVISIONS.

          a. BINDING AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the heirs, legal representatives, successors and assigns, as applicable, of the respective parties hereto, and any entities resulting from the reorganization, consolidation or merger of any party hereto.

          b. HEADINGS. The headings used in this Agreement are inserted for reference purposes only and shall not be deemed to limit or affect in any way the meaning or interpretation of any of the terms or provisions of this Agreement.

          c. COUNTERPARTS. This Agreement may be signed upon any number of counterparts with the same effect as if the signature to any counterpart were upon the same instrument.

          d. ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto (which are incorporated herein by this reference), constitutes the entire agreement and understanding between and among the parties with respect to the subject matter hereof and shall supersede any prior agreements and understandings among the parties with respect to such subject matter.

          e. SEVERABILITY. The provisions of this Agreement are severable, and should any provision hereof be found to be void, voidable or unenforceable, such void, voidable or unenforceable provision shall not affect any other portion or provision of this Agreement.

          f. WAIVER. Any waiver by any party hereto of any breach of any kind or character whatsoever by any other party, whether such waiver be direct or implied, shall not be construed as a continuing waiver or consent to any subsequent breach of this Agreement on the part of the other party.

          g. MODIFICATION. This Agreement may not be modified except by an instrument in writing signed by the parties hereto.

          h. GOVERNING LAW. This Agreement shall be interpreted, construed and enforced according to the laws of the State of Utah.

          i. ATTORNEY'S FEES. In the event any action or proceeding is brought by any Party against any other Party under this Agreement, the prevailing party shall be entitled to recover attorney's fees and costs in such amount as the court may adjudge reasonable.

          j. NOTICE. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given when personally served or deposited in the United States mail, postage prepaid, registered or certified, with return receipt requested, or by prepaid telegram, telecopy or deposited with a recognized courier for overnight delivery. Notice given in any such manner shall be effective when received or three (3) days after mailing or sending. The addresses of the parties shall be as set forth on Schedule 9.j. attached hereto.

Each Party shall have the right to change its address for purposes of this section to any other location within the continental United States by giving thirty (30) days' notice to the other Parties in the manner set forth in this section.

     10. In the event that Closing does not occur for any reason, the term of the 1993 Settlement Agreement shall be extended by the number of days elapsing between the date hereof and the date of the event causing the failure to close.

     DATED the date and year first set forth above.

                              URI:
                              Utah Resources
                              International, Inc.,
                              a Utah corporation


                              By: /s/
                                 ------------------------------------
                              Its:
                                 ------------------------------------

                              JH MORGAN:

                              /s/ John H. Morgan, Jr.
                              ---------------------------------------
                              John H. Morgan, Jr.


                              DR MORGAN:

                              /s/ Daisy R. Morgan
                              ---------------------------------------
                              Daisy R. Morgan

                              INTER-MOUNTAIN CAPITAL CORP., a
                              Delaware corporation

                              By: /s/ John Fife
                                  -----------------------------------
                              Its: John Fife, President
                                  -----------------------------------

                              FIFE:

                              /s/ John Fife
                              ---------------------------------------
                              John Fife



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